Exhibit 99.1

STONE ENERGY CORPORATION

Presents at EnerCom’s Oil & Gas Conference

LAFAYETTE, LA. August 15, 2014

Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the Company’s Chairman, President and Chief Executive Officer, will present at EnerCom’s The Oil & Gas Conference in Denver at the Westin Denver Downtown at 1:55 p.m. mountain time on Monday, August 18, 2014. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.stoneenergy.com, and the replay will be available following the presentation. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.